UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 15, 2012

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

424 R Main Street, Ridgefield, Connecticut 06877
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

On May 15, 2012, Douglas D. Cole, age 57, was elected to the board of directors of Drinks Americas Holdings, Ltd.  Since September 2006, Mr. Cole worked with Objective Equity LLC, a boutique Investment Bank based in New York.  Mr. Cole focuses most of his time on initial financing, corporate structure and M&A. From February 2003 to February 2006, Mr. Cole served as the Executive Vice Chairman, Chief Executive Officer and President of TWL Corporation (TWLP.OB), now based in Carrollton, Texas. TWL Corporation is a provider of integrated learning solutions for compliance, safety, emergency preparedness, continuing education and skill development in the workplace.  During his tenure at TWL Corporation, Mr. Cole lead the acquisitions of similar companies in Australia, Norway, South Africa and the US, including the acquisition of Primedia Workplace Learning.  Mr. Cole also serves on the board of directors for Longwei Petroleum Investment Holding Limited (NYSE Amex: LPH).  Mr. Cole received a B.A. from University of California Berkeley in 1978.

There is no family relationship between Mr. Cole and any other executive officer or director of the Company. In addition, Mr. Cole has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 15, 2012

DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO